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                                                                   Exhibit 10.17

                             STOCK OPTION AGREEMENT

                  Agreement (the "Option Agreement") dated this 5th day of November, 2001 (the "Date of Grant"), between Infinium Software, Inc., a Massachusetts corporation (the "Company"), and Robert A. Pemberton (the "Participant"), a non-employee member of the Board of Directors of the Company with a residence address at 125 Wianno Avenue, Osterville, Massachusetts 02655.

                  1. Grant of Option. The Company hereby grants to the Participant an option to purchase, in whole or in part and from time to time, on the terms herein provided, a total of twenty eight thousand (28,000) shares of Common Stock of the Company ("Common Stock") at $1.35 per share, which is not less than the Fair Market Value of the Common Stock on the date hereof. This option is granted pursuant to and subject to the provisions of the Company's 1995 Stock Plan (the "Plan") attached hereto as Exhibit A. Capitalized terms used herein but not defined herein have the meanings given them in the Plan.

                  2. Time Limits. Except as otherwise provided in this Section, in Section 6 hereof (relating to the death or permanent disability of the Participant), in Section 7 hereof (relating to termination of status as a member of the Board of Directors), and Section 8 (relating to changes in stock), the option granted hereby is exercisable as follows:

                   Shares as To Which                   Commencement of
                 Option May be Exercised                Exercise Period
                 -----------------------                ---------------
                      7,000 Shares                      5 November 2002
                      7,000 Shares                      5 November 2003
                      7,000 Shares                      5 November 2004
                      7,000 Shares                      5 November 2005

This option may not be exercised to any extent after the expiration of ten years from the Date of Grant.

                  3. Exercise of Option. This option (or any part or installment hereof) shall be exercised by giving written notice to the Company by mail or in person, signed by the person entitled to exercise the option, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.

                  4. Payment for and Delivery of Stock. The shares of Common Stock purchased on any exercise of the option shall be paid for in full at the time of such exercise. The option price may be paid (a) in United States dollars in cash or by check or (b)in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being (subject to such restrictions and guidelines as the Board may adopt from time to time), valued at Fair Market Value at the time of exercise, as determined by the Committee, in determining the extent to which the option price has been paid in shares, or (c) consistent with applicable law, through the delivery of an

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assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Participant's direction at the time of exercise.

                  5. Non-transferability of Option. This option may not be transferred by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and during the Participant's lifetime this option may be exercised only by him.

                  6. Death or Permanent Disability. If the Participant ceases to be a member of the Board of Directors as a result of his death or permanent disability, any option granted to such Participant shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the Participant (or by the Participant's personal representative, heir or legatee, in the event of death) until the scheduled expiration date of the option.

                  7. Termination of Status as a Member of the Board of Directors. If the status of the Participant as a member of the Board of Directors terminates for any reason other than his death or permanent disability, any then unexercised portion of options granted to such optionee shall, to the extent not then vested, immediately, terminate and become void. Any portion of an option which is then vested but has not been exercised at the time the participant so ceases to be a member of the Board may be exercised, to the extent it is then vested, by the participant within 90 days of the date the Participant ceased to be a member of the Board; and all options shall terminate after such 90 days have expired. Notwithstanding the foregoing sentence, in the event any unexercised portion of any option would otherwise terminate when there is a restriction on the Participant's ability either to exercise the option or sell any shares issuable upon exercise of the option due to a pooling lock-up period in the event of a business combination involving the Company, or a blackout period imposed by the Company to prevent insider trading violations, the termination of the option will be extended thirty (30) days beyond the lapse of such restriction, but in no event beyond the period of the option pursuant to
Section 6 of the Plan. Provided, however, in the event that a Participant ceases to be a member of the Board for any reason but shall continue to render services to the Company pursuant to a written consulting agreement, any option granted to such Participant shall continue to vest in accordance with Section 2 for so long as such person continues so to serve as a consultant to the Company.

                  8. Changes in Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock remaining subject to the option at the time of such change and (ii) the option price. The Committee's determination shall be binding on all persons concerned. If the Company is to be consolidated with or acquired by another entity in a merger, sales of all or substantially all of the Company's assets or otherwise, this option shall become exercisable in full thirty (30) days prior to the effective date of such event.


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                  9.       Reservation of Shares. The Company shall at all times
during the term of the option granted hereby reserve and keep available such number of shares of the Common Stock as will be sufficient to satisfy the requirements of the option granted hereby.

                  10. Restrictions on Disposition. All shares acquired by the Participant pursuant to the option granted hereby shall be subject to all restrictions set forth in the Company's by-laws and in any applicable agreements between or among the Participant, other shareholders and/or the Company.

                  11. No Right to Continuation on the Board of Directors. The grant of this option does not confer upon the Participant any right to continued election or retention on the Company's Board of Directors.

                  12. Communications. Any communication or notice required or permitted to be given under this Agreement shall be delivered in hand, if to the Company, to its Secretary at 25 Communications Way, Independence Park, Hyannis, MA 02601, and, if to the Participant, at the address set forth on the first page of this Agreement or such other address, in each case, as the addressee shall last have furnished to the communicating party.

                  13. Miscellaneous. This option granted hereunder shall be construed under and governed by the laws of the Commonwealth of Massachusetts.

                  IN WITNESS WHEREOF, Infinium Software, Inc. has caused this Agreement to be executed by its duly authorized officer and the Participant has hereunto set his hand, both as of the Date of Grant set forth above.

INFINIUM SOFTWARE, INC.               PARTICIPANT


By:                                   By:
     -----------------------------       ---------------------------------------

                                      Print Name:  Robert A. Pemberton
                                                   -----------------------------


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